Exhibit 99.1

ORGANOVO ANNOUNCES ADJOURNMENT OF

ANNUAL MEETING OF SHAREHOLDERS DUE TO LACK OF QUORUM

Solana Beach, CA., September 17, 2021—Organovo Holdings, Inc. (Nasdaq: ONVO), today announced that the Company’s annual meeting of shareholders, on September 14, 2021, at 9:00 a.m. was convened and adjourned, without any business being conducted, due to lack of the required quorum.

A quorum consists of a majority of the shares entitled to vote. There were fewer than a majority of shares entitled to vote present, either in person or by proxy at this meeting. Approximately 45.6% were properly voted at the time of the annual meeting. The annual meeting of shareholders therefore had no quorum and the meeting was adjourned and will reconvene at 9:00 a.m. (Pacific Time) on Tuesday, October 5, 2021 to be held virtually at www.virtualshareholdermeeting.com/ONVO2021 to allow additional time for the Company’s shareholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on August 5, 2021.

During the current adjournment, the Company continues to solicit votes from its shareholders with respect to the proposals set forth in the Company’s proxy statement. Only shareholders of record, as of the record date, July 19, 2021, are entitled to and are being requested to vote.

Important Information

This material may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened and held on October 5, 2021. In connection with the Annual Meeting, the Company filed a definitive proxy statement with the SEC on August 5, 2021. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The definitive proxy statement was mailed to shareholders who are entitled to vote at the Annual Meeting. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at sec.gov or the Company’s website https://ir.organovo.com/financial-information/sec-filings.

About Organovo

Organovo is an early-stage biotechnology company that is developing and utilizing highly customized 3D human tissues as dynamic models of healthy and diseased human biology for drug development. The company’s proprietary technology is being used to build functional 3D human tissues that mimic key aspects of native human tissue composition, architecture, function and disease. Organovo’s advances include cell type-specific compartments, prevalent intercellular tight junctions, and the formation of microvascular structures. Management believes these attributes can enable critical complex, multicellular disease models that can be used to develop clinically effective drugs for selected therapeutic areas.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on June 15, 2021. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

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